EXHIBIT 99.2

GROUP MEMBERS

Onex Corporation

Onex Partners III GP LP

Onex Partners GP Inc.

Onex US Principals LP

Onex American Holdings GP LLC

Onex Private Equity Holdings LLC

Onex Partners III PV LP

Onex Partners III Select LP

Onex Partners III LP

Meridian Aviation Partners Limited

Onex ATR S.a.r.l.

ATR Aviation Holdings I Corporation

Onex Partners III International LP

Onex Partners III International GP LP

Onex Partners III International GP LLC

Onex Partners Canadian GP Inc.

New PCo II Investments Ltd.

Gerald W. Schwartz

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